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                                                                    EXHIBIT 6(b)

SCHEDULE 1 - JUNE 30, 1999 FINANCIAL STATEMENTS

PROFIL CDI MULTIMEDIA
BALANCE SHEET

ASSETS
Bank Overdraft                                       (805)
Accounts Receivable                                153,742
R&D                                                 40,618
Office Equipment                                     2,181
Computer Equipment                                  21,748

                                                   217,484

LIABILITIES
Accounts Payables                                  213,231

EQUITY
Common Stock                                        10,107
Current Month Loss                                   (659)
Dividends                                         (51,307)
Retained Earnings                                   46,112
Total Equity                                         4,253
Total Liability & Equity                           217,484

Revenue                                             51,632
Cost of Sales                                       12,612
Gross Margin                                        39,020
Expenses                                            20,097
                                                    18,923